Exhibit 99.1

Ponce Financial Group, Inc. Reports Third Quarter 2026 Results

NEW YORK, October 26, 2026 - Ponce Financial Group, Inc., (the “Company”) (Nasdaq: PDLB), the holding company for Ponce Bank, National Association ("Ponce Bank" or the “Bank”), today announced results for the third quarter of 2026.

Third Quarter 2026 Highlights (Compared to Prior Periods):

•
Net income available to common stockholders was $18.0 million, or $0.76 per diluted share for the three months ended September 30, 2026, as compared to net income available to common stockholders of $8.2 million, or $0.35 per diluted share for the three months ended June 30, 2026 and net income available to common stockholders of $6.2 million, or $0.27 per diluted share for the three months ended September 30, 2025. Net income for the three months ended September 30, 2026 was $18.2 million. The Company paid dividends of $0.3 million on its preferred stock during the three months ended September 30, 2026.
•
Included in the $18.0 million of net income available to common stockholders for the third quarter of 2026 results is $57.5 million in total interest and dividend income, $5.9 million in benefit for income taxes and $0.9 million in non-interest income, offset by $23.5 million in interest expense, $19.2 million in non-interest expense, $3.2 million in provision for credit losses and $0.3 million in dividends on preferred shares.
•
The third quarter of 2026 results include certain unusual, non-recurring items. Specifically, the benefit for income taxes includes the release of the $10.5 million valuation allowance against the Company’s New York State and New York City deferred tax assets. The $1.2 million loss on real property included in non-interest income is due to the move of our Flushing property to held for sale. Non-interest income also includes a $0.4 million gain from the Company’s investment in Oaktree and Silvergate funds.
•
Net interest income of $34.0 million for the third quarter of 2026 increased $3.9 million, or 13.07%, from the prior quarter and increased $8.7 million, or 34.62%, from the same quarter last year. Interest income for the quarter includes $0.8 million from a satisfied, former non-accrual loan.
•
Net interest margin was 3.86% for the third quarter of 2026, versus 3.66% for the prior quarter and 3.30% for the same quarter last year.

Nine Months 2026 Highlights (Compared to 2025)

•
Net income available to common stockholders was $34.5 million, or $1.47 per diluted share for the nine months ended September 30, 2026, as compared to net income available to common stockholders of $17.7 million, or $0.77 per diluted share for the nine months ended September 30, 2025. Net income for the nine months ended September 30, 2026 and 2025 was $35.4 million and $18.6 million, respectively. The Company paid dividends of $0.8 million on its preferred stock during both the nine months ended September 30, 2026 and 2025.
•
Net interest income for the nine months ended September 30, 2026 was $92.3 million, an increase of $20.4 million, or 28.38%, compared to $71.9 million for the nine months ended September 30, 2025.
•
Non-interest income for the nine months ended September 30, 2026 was $4.4 million, a decrease of $1.5 million, or 25.52%, from $5.9 million for the nine months ended September 30, 2025.
•
Non-interest expense for the nine months ended September 30, 2026 was $54.6 million, an increase of $4.2 million, or 8.41%, compared to $50.4 million for the nine months ended September 30, 2025.
•
Cash and equivalents were $132.2 million as of September 30, 2026, an increase of $6.1 million, or 4.80%, from $126.2 million as of December 31, 2025.
•
Securities totaled $320.7 million as of September 30, 2026, a decrease of $44.5 million, or 12.19%, from $365.2 million as of December 31, 2025 primarily due to regular principal payments and the maturity of one available-for-sale security in the amount of $3.0 million.
•
Net loans receivable were $3.08 billion as of September 30, 2026, an increase of $481.8 million, or 18.54%, from $2.60 billion as of December 31, 2025.
•
Deposits were $2.37 billion as of September 30, 2026, an increase of $321.1 million, or 15.69%, from $2.05 billion as of December 31, 2025.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group, Inc.’s President and CEO, stated “Ponce continues to show strong results and deliver shareholder value. While the quarter includes some non-recurring items, our performance was robust even before accounting for those one-time events. Book value per share stands at $14.60, representing a $1.90 increase over the last twelve months. Furthermore, our net interest income continues to benefit from disciplined pricing and growth in earning assets, while non-performing assets decreased during the quarter to 50 basis points. Our capital position remains exceptionally strong and well in excess of regulatory requirements. We remain deeply committed to the communities we serve, and we will continue investing in both our people and technology to drive further operational efficiency.”

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “We are pleased with our robust business activity during the quarter. As previously reported, we filed our second-quarter Quarterly Supplemental Report (QSR), which marks 16 consecutive quarters of deep impact lending above the 60% required threshold to repurchase our Preferred Stock. The U.S. Department of the Treasury has confirmed that the Company met this deep impact threshold. Consequently, we are actively collaborating with Treasury and its legal counsel to finalize the next steps for the Preferred Stock repurchase.”

ECIP

The consummation of any such repurchase of our Preferred Stock is subject to the satisfaction of additional conditions, including satisfying certain eligibility criteria. Although the Company currently expects that it will satisfy all other necessary conditions, there can be no assurance if and when such repurchase will be consummated with Treasury.

The table below indicates the Key Metrics at or for the three months ended:

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Performance Ratios:
Return on average assets (1)	1.99%	1.00%	1.07%	1.26%	0.82%
Return on common equity (1)	20.18%	9.81%	10.37%	12.50%	8.10%
Net interest margin (1) (2)	3.86%	3.66%	3.61%	3.57%	3.30%
Non-interest expense to average assets (1)	2.13%	2.14%	2.14%	2.06%	2.10%
Efficiency ratio (3)	55.21%	57.41%	56.96%	52.95%	62.15%
Capital Ratios:
Total capital to risk-weighted assets (Ponce Financial Group)	18.66%	20.00%	21.23%	23.00%	24.08%
Common equity Tier 1 capital to risk-weighted assets (Ponce Financial Group)	10.93%	11.51%	12.11%	12.98%	13.39%
Tier 1 capital to total assets (Ponce Financial Group)	16.46%	16.85%	17.22%	17.27%	17.33%
Total capital to risk-weighted assets (Bank only)	16.98%	18.88%	20.00%	21.63%	21.79%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	15.98%	17.87%	18.97%	20.53%	20.66%
Tier 1 capital to total assets (Bank only)	14.85%	15.81%	16.09%	16.12%	16.08%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	0.94%	0.95%	0.96%	0.97%	0.98%
Allowance for credit losses on loans as a percentage of nonperforming loans	156.85%	116.91%	128.93%	94.74%	88.88%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.05%)	(0.05%)	(0.08%)	(0.13%)	(0.03%)
Non-performing assets as a percentage of total assets	0.50%	0.67%	0.62%	0.83%	0.88%
Other:
Number of offices	17	17	17	17	18
Number of full-time equivalent employees	236	229	218	216	209

(1)
Annualized.
(2)
Net interest margin represents net interest income divided by average total interest-earning assets.
(3)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Summary of Results of Operations

Net income for the three months ended September 30, 2026 was $18.2 million, increased $9.8 million, or 114.82%, compared to net income of $8.5 million for the three months ended June 30, 2026 and increased $11.7 million or 180.41% compared to net income of $6.5 million for the three months ended September 30, 2025.

The $9.8 million increase of net income for the three months ended September 30, 2026 compared to the three months ended June 30, 2026 was attributed mainly to an increase of $3.9 million in net interest income and $8.7 million in benefit for income taxes, offset by increases of $1.1 million in non-interest expense, $1.1 million in provision for credit losses and a decrease of $0.7 million in non-interest income.

The $11.7 million increase of net income for the three months ended September 30, 2026 compared to the three months ended September 30, 2025 was largely due to an increase of $8.7 million in net interest income and $8.1 million in benefit for income taxes, offset by increases of $2.6 million in non-interest expense and $1.9 million in provision for credit losses and a decrease of $0.6 million in non-interest income largely due to a $1.2 million loss on real property.

Net income for the nine months ended September 30, 2026 was $35.4 million, increased $16.8 million, or 90.48%, compared to net income of $18.6 million for the nine months ended September 30, 2025. The $16.8 million increase in net income was attributed mainly to an increase of $20.4 million in net interest income and $6.5 million in benefit for income taxes, offset by increases of $4.3 million in provision for credit losses and $4.2 million in non-interest expense and a decrease of $1.5 million in non-interest income largely due to a $1.2 million loss on real property.

Net Interest Income and Net Interest Margin

Net interest income for the three months ended September 30, 2026, increased $3.9 million, or 13.07%, to $34.0 million compared to $30.1 million for the three months ended June 30, 2026 and increased $8.7 million, or 34.62%, compared to $25.2 million for the three months ended September 30, 2025.

The $3.9 million increase in net interest income from the three months ended June 30, 2026 was attributable to an increase of $5.9 million in total interest and dividend income, offset by an increase of $1.9 million in total interest expense. The $8.7 million increase in net interest income from the three months ended September 30, 2025 was attributable to an increase of $10.7 million in total interest and dividend income, offset by an increase of $1.9 million in total interest expense.

Net interest income for the nine months ended September 30, 2026, increased $20.4 million, or 28.38%, to $92.3 million compared to $71.9 million for the nine months ended September 30, 2025. The $20.4 million increase in net interest income from the nine months ended September 30, 2025 was attributable to an increase of $21.1 million in total interest and dividend income, offset by an increase of $0.7 million in total interest expense.

Net interest margin was 3.86% for the three months ended September 30, 2026 compared to 3.66% for the prior quarter, an increase of 20bps and 3.30% for the same period last year, an increase of 56bps.

Net interest margin was 3.72% for the nine months ended September 30, 2026 compared to 3.18% for the nine months ended September 30, 2025, an increase of 54bps.

Non-interest Income

Non-interest income for the three months ended September 30, 2026, was $0.9 million, decreased $0.7 million, or 44.34%, compared to $1.5 million for the three months ended June 30, 2026, and decreased $0.6 million, or 43.03%, compared to $1.5 million for the three months ended September 30, 2025.

The $0.7 million decrease in non-interest income from the three months ended June 30, 2026 was largely attributable to a $1.2 million loss on real property, offset by an increase of $0.4 million in other non-interest income.

The $0.6 million decrease in non-interest income from the three months ended September 30, 2025 was largely attributable to a loss of $1.2 million on real property recognized in the third quarter of 2026, $0.4 million in grant income recognized in the third quarter of 2025 and a decrease of $0.2 million in late and prepayment charges, offset by an increase of $1.0 million in other non-interest income.

Non-interest income for the nine months ended September 30, 2026, was $4.4 million, a decrease of $1.5 million, or 25.52%, compared to $5.9 million for the nine months ended September 30, 2025. The $1.5 million decrease in non-interest income from the nine months ended September 30, 2025 was largely attributable to $1.2 million loss on real property, $0.8 million in grant income that was recognized during the nine months ended September 30, 2025, decreases of $0.5 million in late and prepayment charges and $0.4 million in income on sale of SBA loans, offset by increases of $1.3 million in other non-interest income and $0.2 million in service charges and fees.

Non-interest Expense

Non-interest expense for the three months ended September 30, 2026 was $19.2 million, increased $1.1 million, or 6.07%, compared to $18.1 million for the three months ended June 30, 2026 and increased $2.6 million, or 15.75%, compared to $16.6 million for the three months ended September 30, 2025.

The $1.1 million increase in non-interest expense from the three months ended June 30, 2026 was mainly attributable to an increase of $1.4 million in compensation and benefits as a result of new hires, partially offset by a decrease of $0.2 million in professional fees.

The $2.6 million increase in non-interest expense from the three months ended September 30, 2025 was mainly attributable to an increase of $2.6 million in compensation and benefits as a result of new hires.

Non-interest expense for the nine months ended September 30, 2026 was $54.6 million, increased $4.2 million, or 8.41%, compared to $50.4 million for the nine months ended September 30, 2025. The $4.2 million increase in non-interest expense from the nine months ended September 30, 2025 was mainly attributable to an increase of $5.0 million in compensation and benefits as a result of new hires, partially offset by decreases of $0.4 million in direct loan expenses, $0.3 million in occupancy and equipment and $0.1 million in other non-interest expense.

Credit Quality:

Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty were $21.8 million at September 30, 2026 compared to $26.8 million at June 30, 2026 and $32.4 million at September 30, 2025.

During the three months ended September 30, 2026, a credit loss provision of $3.2 million on loans was recorded, consisting of $2.0 million charged on the funded portion and $1.2 million charged on the unfunded portion on loans. During the three months ended June 30, 2026, a credit loss provision of $2.1 million on loans was recorded, consisting of $1.7 million charged on the funded portion and $0.4 million charged on the unfunded portion on loans. During the three months ended September 30, 2025, a credit loss provision of $1.4 million on loans was recorded, consisting of $0.9 million charged on the funded portion on loans and $0.5 million charged on the unfunded portion on loans.

During the nine months ended September 30, 2026, a credit loss provision of $7.0 million on loans was recorded, consisting of $4.9 million charged on the funded portion and $2.1 million charged on the unfunded portion on loans. During the nine months ended September 30, 2025, a credit loss provision of $2.7 million on loans was recorded, consisting of $2.9 million charged on the funded portion on loans and a $0.2 million benefit on the unfunded portion on loans.

Balance Sheet Summary

Total assets increased $462.7 million, or 14.35%, to $3.69 billion as of September 30, 2026 from $3.22 billion as of December 31, 2025. The increase in total assets is largely attributable to increases of $481.8 million in net loans receivable, $14.3 million in deferred tax assets, $6.1 million in cash and cash equivalents, $4.8 million in Federal Home Loan Bank of New York stock, $3.7 million in accrued interest receivable and $2.2 million in other assets, partially offset by decreases of $31.8 million in held-to-maturity securities, $12.7 million in available-for-sale securities, $4.7 million in premises and equipment, net, and $1.3 million in right of use assets. The $4.7 million decrease in premises and equipment, net was largely attributable to $1.8 million of real property that was reclassified to held for sale and is reflected in other assets in the Consolidated Statements of Financial Condition and a $1.2 million loss on real property that is reflected in total non-interest income in the Consolidated Statements of Operations.

Total liabilities increased $426.0 million, or 15.88%, to $3.11 billion as of September 30, 2026 from $2.68 billion as of December 31, 2025. The increase in total liabilities was largely attributable to increases of $321.1 million in deposits, $100.0 million in borrowings and $6.0 million in other liabilities, partially offset by a decrease of $1.2 million in operating lease liabilities.

Total stockholders’ equity increased $36.7 million, or 6.78%, to $578.3 million as of September 30, 2026, from $541.5 million as of December 31, 2025. The $36.7 million increase in stockholders’ equity was largely attributable to $35.4 million in net income, $1.9 million impact to additional paid in capital as a result of share-based compensation, $1.9 million from release of ESOP shares and $0.2 million from exercise of stock options, offset by $1.8 million in other comprehensive loss and $0.8 million related to the dividend paid on preferred shares during the nine months ended September 30, 2026.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank, N.A. Ponce Bank, N.A. is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank, N.A.’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank, N.A. also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, Federal Home Loan Bank stock and Federal Reserve Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank, N.A. operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank, N.A.’s loans; changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs, and their related impacts on the economy; changes in the global economy, including negative changes that may arise from armed conflict and geopolitical instability; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank, N.A.’s market area; Ponce Bank, N.A.’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; the risk that the repurchase of Ponce Financial Group, Inc.’s Preferred Stock issued under the ECIP may not be consummated on the anticipated timeline, on the anticipated terms, or at all; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
ASSETS
Cash and due from banks:
Cash	$27,725	$25,567	$27,429	$28,511	$29,296
Interest-bearing deposits	104,486	114,443	89,817	97,643	117,283
Total cash and cash equivalents	132,211	140,010	117,246	126,154	146,579
Available-for-sale securities, at fair value	79,475	84,774	87,150	92,196	94,822
Held-to-maturity securities, at amortized cost	241,176	253,616	263,514	272,982	285,125
Placement with banks	249	249	249	249	249
Mortgage loans held for sale, at fair value	3,701	3,050	2,127	3,388	5,794
Loans receivable, net	3,081,101	2,879,740	2,698,649	2,599,258	2,490,046
Accrued interest receivable	21,624	19,939	19,274	17,905	18,903
Premises and equipment, net	10,924	14,645	15,159	15,638	16,129
Right of use assets	26,331	27,055	27,633	27,583	28,295
Federal Home Loan Bank of New York stock (FHLBNY), at cost	34,064	30,689	28,180	29,309	25,945
Federal Reserve Bank of New York stock (FRBNY), at cost	10,725	10,714	10,706	10,698	—
Deferred tax assets	25,770	12,979	11,729	11,501	12,402
Other assets	19,326	17,251	19,141	17,109	32,790
Total assets	$3,686,677	$3,494,711	$3,300,757	$3,223,970	$3,157,079
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$2,367,708	$2,271,809	$2,133,795	$2,046,635	$2,063,081
Borrowings	696,100	621,100	571,100	596,100	521,100
Operating lease liabilities	28,171	28,874	29,429	29,353	30,028
Accrued interest payable	3,862	3,837	4,338	3,788	4,372
Other liabilities	12,576	8,121	10,732	6,545	8,663
Total liabilities	3,108,417	2,933,741	2,749,394	2,682,421	2,627,244
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(5,738)	(5,738)	(5,738)	(6,164)	(7,270)
Additional paid-in-capital	211,317	210,339	209,219	208,604	208,909
Retained earnings	169,855	151,887	143,674	135,332	125,477
Accumulated other comprehensive loss	(12,645)	(10,698)	(10,680)	(10,820)	(11,586)
Unearned compensation ─ ESOP	(9,778)	(10,069)	(10,361)	(10,652)	(10,944)
Total stockholders' equity	578,260	560,970	551,363	541,549	529,835
Total liabilities and stockholders' equity	$3,686,677	$3,494,711	$3,300,757	$3,223,970	$3,157,079

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Interest and dividend income:
Interest on loans receivable	$52,910	$46,835	$43,982	$43,599	$41,486
Interest on deposits due from banks	901	954	770	1,209	978
Interest and dividend on securities and FHLBNY stock	3,693	3,863	3,910	4,013	4,383
Total interest and dividend income	57,504	51,652	48,662	48,821	46,847
Interest expense:
Interest on certificates of deposit	7,313	6,785	6,415	6,706	6,553
Interest on other deposits	10,430	9,544	8,630	9,106	9,996
Interest on borrowings	5,772	5,262	5,391	5,075	5,050
Total interest expense	23,515	21,591	20,436	20,887	21,599
Net interest income	33,989	30,061	28,226	27,934	25,248
Provision for credit losses	3,219	2,148	1,656	1,078	1,364
Net interest income after provision for credit losses	30,770	27,913	26,570	26,856	23,884
Non-interest income:
Service charges and fees	611	600	539	542	539
Brokerage commissions	—	—	—	23	8
Late and prepayment charges	232	138	726	1,173	385
Income on sale of mortgage loans	188	161	120	139	166
Grant income	—	—	—	428	429
Loss on real property	(1,166)	—	—	—	—
Other	985	628	657	1,174	(35)
Total non-interest income	850	1,527	2,042	3,479	1,492
Non-interest expense:
Compensation and benefits	10,509	9,070	8,663	8,113	7,868
Occupancy and equipment	3,879	3,901	3,672	4,033	3,934
Data processing expenses	1,202	1,195	1,219	1,223	1,296
Direct loan expenses	89	187	121	116	155
Insurance and surety bond premiums	332	332	333	324	318
Office supplies, telephone and postage	147	152	193	186	170
Professional fees	1,305	1,470	1,346	1,392	1,409
Marketing and promotional expenses	144	190	228	94	184
Federal deposit insurance and regulatory assessment	495	408	409	97	266
Other operating expenses	1,134	1,230	1,056	1,056	1,018
Total non-interest expense	19,236	18,135	17,240	16,634	16,618
Income before income taxes	12,384	11,305	11,372	13,701	8,758
(Benefit) provision for income taxes	(5,865)	2,810	2,749	3,565	2,250
Net income	$18,249	$8,495	$8,623	$10,136	$6,508
Dividends on preferred shares	281	282	281	281	281
Net income available to common stockholders	$17,968	$8,213	$8,342	$9,855	$6,227
Earnings per common share:
Basic	$0.78	$0.36	$0.36	$0.43	$0.27
Diluted	$0.76	$0.35	$0.36	$0.42	$0.27
Weighted average common shares outstanding:
Basic	23,086,892	23,053,460	22,988,317	22,837,044	22,766,195
Diluted	23,650,370	23,508,153	23,331,314	23,263,708	23,135,448

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2026	2025	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$143,727	$118,913	$24,814	20.87%
Interest on deposits due from banks	2,625	3,453	(828)	(23.98%)
Interest and dividend on securities and FHLBNY stock	11,466	14,338	(2,872)	(20.03%)
Total interest and dividend income	157,818	136,704	21,114	15.45%
Interest expense:
Interest on certificates of deposit	20,513	21,689	(1,176)	(5.42%)
Interest on other deposits	28,604	27,608	996	3.61%
Interest on borrowings	16,425	15,530	895	5.76%
Total interest expense	65,542	64,827	715	1.10%
Net interest income	92,276	71,877	20,399	28.38%
Provision for credit losses	7,023	2,705	4,318	159.63%
Net interest income after provision for credit losses	85,253	69,172	16,081	23.25%
Non-interest income:
Service charges and fees	1,750	1,575	175	11.11%
Brokerage commissions	—	12	(12)	(100.00%)
Late and prepayment charges	1,096	1,612	(516)	(32.01%)
Income on sale of mortgage loans	469	483	(14)	(2.90%)
Income on sale of SBA loans	—	404	(404)	(100.00%)
Grant income	—	857	(857)	(100.00%)
Loss on real property	(1,166)	—	(1,166)	—%
Other	2,270	990	1,280	129.29%
Total non-interest income	4,419	5,933	(1,514)	(25.52%)
Non-interest expense:
Compensation and benefits	28,242	23,275	4,967	21.34%
Occupancy and equipment	11,452	11,754	(302)	(2.57%)
Data processing expenses	3,616	3,636	(20)	(0.55%)
Direct loan expenses	397	784	(387)	(49.36%)
Insurance and surety bond premiums	997	930	67	7.20%
Office supplies, telephone and postage	492	514	(22)	(4.28%)
Professional fees	4,121	4,140	(19)	(0.46%)
Marketing and promotional expenses	562	533	29	5.44%
Federal deposit insurance and regulatory assessments	1,312	1,273	39	3.06%
Other operating expenses	3,420	3,536	(116)	(3.28%)
Total non-interest expense	54,611	50,375	4,236	8.41%
Income before income taxes	35,061	24,730	10,331	41.78%
(Benefit) provision for income taxes	(306)	6,163	(6,469)	(104.97%)
Net income	$35,367	$18,567	$16,800	90.48%
Dividends on preferred shares	844	844	—	—%
Net income available to common stockholders	$34,523	$17,723	$16,800	94.79%
Earnings per common share:
Basic	$1.50	$0.78	$0.72	92.31%
Diluted	$1.47	$0.77	$0.70	90.91%
Weighted average common shares outstanding:
Basic	23,043,250	22,715,620	327,630	1.44%
Diluted	23,496,728	22,992,655	504,073	2.19%

Ponce Financial Group, Inc. and Subsidiaries

Loans Receivable excluding Mortgage Loans Held for Sale

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2026		2026		2026		2025		2025
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential	$413,064	13.26%	$426,343	14.65%	$431,377	15.82%	$434,374	16.54%	$444,602	17.67%
Multifamily residential	1,051,642	33.76%	1,057,612	36.35%	915,333	33.58%	756,542	28.83%	688,574	27.39%
Nonresidential properties	557,449	17.89%	535,521	18.41%	534,256	19.60%	526,210	20.05%	436,175	17.35%
Construction and land	1,016,809	32.64%	817,151	28.08%	763,990	28.03%	854,096	32.54%	886,369	35.25%
Total mortgage loans	3,038,964	97.55%	2,836,627	97.49%	2,644,956	97.03%	2,571,222	97.96%	2,455,720	97.66%
Non-mortgage loans:
Business loans	75,852	2.43%	72,438	2.49%	80,366	2.95%	53,063	2.02%	58,012	2.31%
Consumer loans	581	0.02%	577	0.02%	596	0.02%	625	0.02%	727	0.03%
Total non-mortgage loans	76,433	2.45%	73,015	2.51%	80,962	2.97%	53,688	2.04%	58,739	2.34%
Total loans, gross	3,115,397	100.00%	2,909,642	100.00%	2,725,918	100.00%	2,624,910	100.00%	2,514,459	100.00%
Net deferred loan origination fees	(5,128)		(2,348)		(1,031)		(203)		351
Allowance for credit losses on loans	(29,168)		(27,554)		(26,238)		(25,449)		(24,764)
Loans, net	$3,081,101		$2,879,740		$2,698,649		$2,599,258		$2,490,046

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$27,554	$26,238	$25,449	$24,764	$24,100
Provision for credit losses on loans	1,996	1,669	1,293	1,526	864
Charge-offs:
Mortgage loans:
1-4 family residential	(5)	—	—	(32)	—
Multifamily residences	(65)	—	—	—	—
Non-mortgage loans:
Business	(317)	(354)	(504)	(801)	(200)
Consumer	—	—	—	(44)	—
Total charge-offs	(387)	(354)	(504)	(877)	(200)
Recoveries:
Mortgage loans:
1-4 family residential	—	1	—	1	—
Non-mortgage loans:
Business	5	—	—	35	—
Total recoveries	5	1	—	36	—
Net (charge-offs) recoveries	(382)	(353)	(504)	(841)	(200)
Allowance for credit losses on loans at end of the period	$29,168	$27,554	$26,238	$25,449	$24,764

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2026		2026		2026		2025		2025
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$244,860	10.34%	$251,919	11.10%	$241,012	11.29%	$208,250	10.18%	$192,595	9.34%
Interest-bearing deposits:
NOW/IOLA accounts	76,392	3.23%	71,987	3.17%	78,192	3.66%	84,012	4.10%	75,051	3.64%
Money market accounts	898,719	37.96%	929,002	40.89%	811,982	38.05%	779,532	38.09%	821,844	39.84%
Reciprocal deposits	188,016	7.94%	164,883	7.26%	162,926	7.64%	152,630	7.46%	154,548	7.49%
Savings accounts	118,727	5.01%	115,233	5.07%	118,373	5.55%	117,708	5.75%	117,401	5.69%
Total NOW, money market, reciprocal and savings accounts	1,281,854	54.14%	1,281,105	56.39%	1,171,473	54.90%	1,133,882	55.40%	1,168,844	56.66%
Certificates of deposit of $250K or more	202,702	8.56%	194,462	8.56%	258,093	12.10%	202,500	9.89%	209,819	10.17%
Brokered certificates of deposit (1)	144,569	6.11%	94,557	4.16%	54,553	2.56%	67,942	3.32%	67,952	3.29%
Listing service deposits (1)	994	0.04%	994	0.04%	1,243	0.06%	4,150	0.20%	4,150	0.20%
All other certificates of deposit less than $250K	492,729	20.81%	448,772	19.75%	407,421	19.09%	429,911	21.01%	419,721	20.34%
Total certificates of deposit	840,994	35.52%	738,785	32.51%	721,310	33.81%	704,503	34.42%	701,642	34.00%
Total interest-bearing deposits	2,122,848	89.66%	2,019,890	88.90%	1,892,783	88.71%	1,838,385	89.82%	1,870,486	90.66%
Total deposits	$2,367,708	100.00%	$2,271,809	100.00%	$2,133,795	100.00%	$2,046,635	100.00%	$2,063,081	100.00%

(1)
At September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, there were no individual listing service deposits amounting to $250,000 or more, and no individual brokered certificates of deposits amounting to $250,000 or more.

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential	$2,767	$5,843	$3,158	$4,427	$3,176
Multifamily residential	11,100	12,133	9,228	13,112	14,202
Nonresidential properties	—	—	—	—	—
Construction and land	4,100	5,040	7,061	8,247	8,907
Non-mortgage loans:
Business	146	77	427	667	880
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$18,113	$23,093	$19,874	$26,453	$27,165

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential	483	475	477	410	698
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	483	475	477	410	698
Total non-performing assets (2)	$18,596	$23,568	$20,351	$26,863	$27,863

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential	2,431	2,456	2,481	2,574	3,725
Nonresidential properties	598	618	613	621	629
Non-mortgage loans:
Business	168	175	185	190	196
Total accruing modifications to borrowers experiencing financial difficulty (1)	$3,197	$3,249	$3,279	$3,385	$4,550
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$21,793	$26,817	$23,630	$30,248	$32,413
Total non-performing assets to total assets	0.50%	0.67%	0.62%	0.83%	0.88%

(1) Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

(2) Includes nonperforming mortgage loans held for sale.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended September 30,
	2026			2025
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$3,025,085	$52,910	6.94%	$2,499,268	$41,486	6.59%
Securities (3)	332,919	3,067	3.65%	418,513	3,913	3.71%
Other (4)	133,827	1,527	4.53%	119,262	1,448	4.82%
Total interest-earning assets	3,491,831	57,504	6.53%	3,037,043	46,847	6.12%
Non-interest-earning assets	97,667			96,095
Total assets	$3,589,498			$3,133,138
Interest-bearing liabilities:
NOW/IOLA	$76,801	$145	0.75%	$78,526	$137	0.69%
Money market	1,109,784	10,254	3.67%	958,277	9,831	4.07%
Savings	119,109	31	0.10%	119,159	28	0.09%
Certificates of deposit	794,477	7,313	3.65%	698,019	6,553	3.72%
Total deposits	2,100,171	17,743	3.35%	1,853,981	16,549	3.54%
Borrowings	624,361	5,772	3.67%	521,100	5,050	3.84%
Total interest-bearing liabilities	2,724,532	23,515	3.42%	2,375,081	21,599	3.61%
Non-interest-bearing liabilities:
Non-interest-bearing demand	251,823	—		199,922	—
Other non-interest-bearing liabilities	43,730	—		31,406	—
Total non-interest-bearing liabilities	295,553	—		231,328	—
Total liabilities	3,020,085	23,515		2,606,409	21,599
Total equity	569,413			526,729
Total liabilities and total equity	$3,589,498		3.42%	$3,133,138		3.61%
Net interest income		$33,989			$25,248
Net interest rate spread (5)			3.11%			2.51%
Net interest-earning assets (6)	$767,299			$661,962
Net interest margin (7)			3.86%			3.30%
Average interest-earning assets to interest-bearing liabilities			128.16%			127.87%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Nine Months Ended September 30,
	2026			2025
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,836,725	$143,727	6.77%	$2,439,280	$118,913	6.52%
Securities (3)	346,223	9,474	3.66%	445,130	12,680	3.81%
Other (4)	136,792	4,617	4.51%	135,600	5,111	5.04%
Total interest-earning assets	3,319,740	157,818	6.36%	3,020,010	136,704	6.05%
Non-interest-earning assets	96,477			103,059
Total assets	$3,416,217			$3,123,069
Interest-bearing liabilities:
NOW/IOLA	$76,737	$397	0.69%	$73,034	$352	0.64%
Money market	1,029,534	28,120	3.65%	884,115	27,172	4.11%
Savings	120,029	87	0.10%	118,656	84	0.09%
Certificates of deposit	752,638	20,513	3.64%	754,531	21,689	3.84%
Total deposits	1,978,938	49,117	3.32%	1,830,336	49,297	3.60%
Borrowings	594,800	16,425	3.69%	536,851	15,530	3.87%
Total interest-bearing liabilities	2,573,738	65,542	3.40%	2,367,187	64,827	3.66%
Non-interest-bearing liabilities:
Non-interest-bearing demand	239,239	—		199,978	—
Other non-interest-bearing liabilities	44,440	—		37,206	—
Total non-interest-bearing liabilities	283,679	—		237,184	—
Total liabilities	2,857,417	65,542		2,604,371	64,827
Total equity	558,800			518,698
Total liabilities and total equity	$3,416,217		3.40%	$3,123,069		3.66%
Net interest income		$92,276			$71,877
Net interest rate spread (5)			2.96%			2.39%
Net interest-earning assets (6)	$746,002			$652,823
Net interest margin (7)			3.72%			3.18%
Average interest-earning assets to
interest-bearing liabilities			128.99%			127.58%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,886,711	24,886,711
Less treasury shares	698,810	698,810	698,810	750,785	885,586
Common shares outstanding at end of period	24,187,901	24,187,901	24,187,901	24,135,926	24,001,125

Book value per common share	$14.60	$13.89	$13.49	$13.12	$12.70
Tangible book value per common share (1)	$14.60	$13.89	$13.49	$13.12	$12.70

(1)
Tangible book value per common share is a non-GAAP financial measure and is calculated by dividing tangible common equity by common shares outstanding. Tangible common equity is defined as total common shareholders’ equity less goodwill and other intangible assets, net of applicable deferred taxes. The Company believes that tangible book value per common share is a useful measure for investors, regulators, and analysts because it reflects the Company’s capital position excluding the impact of goodwill and other intangible assets, which may not be realizable in a liquidation scenario. This measure is commonly used in the banking industry to assess financial condition and capital adequacy. Tangible book value per common share should not be considered a substitute for book value per common share, which is calculated in accordance with GAAP, and the Company’s definition of tangible book value per common share may differ from similarly titled measures used by other companies. During the periods presented, the Company did not make any adjustments for goodwill and other intangible assets, so tangible book value per common share is equal to the book value per common share as calculated in accordance with GAAP.